SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2006

GLOBAL EPOINT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-15775	33-0423037
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

339 South Cheryl Lane,

City of Industry, California 91789

(Address of principal executive offices)

(909) 869-1688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01	Changes in Registrant’s Certifying Accountant.

Effective as of November 20, 2006, Haskell & White LLP (“H&W”), the independent registered public accounting firm of Global ePoint, Inc. (the “Company”) for the fiscal years ended December 31, 2005 and December 31, 2004, resigned as the Company’s independent registered public accounting firm.

The audit reports of H&W on the Company’s consolidated financial statements for the fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or procedure, or accounting principles.

During each of the fiscal years ended December 31, 2005 and December 31, 2004 and the subsequent interim period from January 1, 2006 through the Company’s receipt of the notification from H&W on November 20, 2006: (i) there were no disagreements between the Company and H&W on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of H&W, would have caused H&W to make reference to the subject matter of the disagreement in connection with its reports on the consolidated financial statements for such years; and (ii) there were no “reportable events” (as defined in Item 304(b) of Regulation S-B).

Item 9.01	Financial Statement and Exhibits

(d) Exhibits

16	Letter from Haskell & White LLP	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 28, 2006	GLOBAL EPOINT, INC.

/s/ Toresa Lou
Toresa Lou, Chief Executive Officer